As filed with the Securities and Exchange Commission on August 18, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FINANCE OF AMERICA COMPANIES INC.
(Exact name of registrant as specified in its charter)

Delaware	85-3474065
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5830 Granite Parkway, Suite 400
Plano, Texas 75024
(Address of principal executive offices, including zip code)

First Amended Finance of America Companies Inc. Employee Stock Purchase Plan
(Full title of the Plan)

Lauren E. Richmond
Chief Legal Officer, General Counsel & Secretary
Finance of America Companies Inc.
5830 Granite Parkway, Suite 400
Plano, Texas 75024
(877) 202-2666
(Name and address and telephone number, including area code, of agent for service

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	x
Non-accelerated filer	☐	Smaller reporting company	x
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) filed by Finance of America Companies Inc., a Delaware corporation (the “Company” or the “Registrant”), relates to an additional 2,500,000 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) that may be acquired on the open market for their fair market value pursuant to the terms of the First Amended Finance of America Companies Inc. Employee Stock Purchase Plan (as amended by Amendment No. 1, the “ESPP”) for the benefit of Company employees who voluntarily elect to participate in the ESPP. These shares of Class A Common Stock are additional securities of the same class as other securities for which an original registration statement on Form S-8 (File No. 333-261461) was filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 2, 2021 (the “Prior Registration Statement”) to register 2,500,000 shares of the Class A Common Stock for purchase by eligible employees under the ESPP in effect as of the date thereof, as described below.

No newly-issued shares of the Class A Common Stock are being registered. Shares of the Class A Common Stock may be purchased under the ESPP by a financial institution designated by the Company to act as broker for the ESPP using funds contributed by participants through payroll deductions, up to the lesser of 15% of the participant’s Base Earnings (as defined in the ESPP) or $50,000 per participant in any calendar year (unless otherwise determined by the Compensation Committee (the “Committee”) of the Company’s Board of Directors).

Participation in the ESPP is voluntary and is open to any Company employee who satisfies the eligibility requirements under the ESPP, other than the Company’s “officers” (as defined in Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). The Committee believes offering such employees a means to invest in the Class A Common Stock in a safe and prudent manner builds equity for their future and a personal stake in the success of the Company. Accordingly, to incentivize participation in the ESPP, the ESPP includes a matching component pursuant to which participating employees will be eligible to receive a grant of restricted stock units (“Match RSUs”) pursuant to and in accordance with the Finance of America Companies Inc. 2021 Omnibus Incentive Plan (the “Omnibus Incentive Plan”). The number of Match RSUs to be granted to participants with respect to each offering period will equal to 20% of the shares they purchase under the ESPP with respect to such offering period. The Omnibus Incentive Plan was previously approved by the Company’s stockholders, and shares issuable under the Omnibus Incentive Plan, including the Match RSUs, were previously registered on the Company’s registration statements on Form S-8 filed with the Commission on June 17, 2021 and June 17, 2022.

Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement, except to the extent such Prior Registration Statement is modified as set forth in this Registration Statement.
PART II.
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant pursuant to the Securities Act of 1933, as amended and the Exchange Act, are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 16, 2023 (the “Annual Report”);

(b) Information specifically incorporated by reference into the Annual Report from the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 26, 2023;

(c) The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, filed with the Commission on May 12, 2023 and August 9, 2023, respectively;

(d) The Registrant’s Current Reports on Form 8-K filed with the Commission on February 2, 2023, February 21, 2023, March 6, 2023, April 3, 2023, June 12, 2023, July 6, 2023 and August 18, 2023 and the Registrant’s Current Report on Form 8-K/A filed with the SEC on June 14, 2023 (excluding any information furnished under Item 2.02 and Item 7.01 and exhibits furnished on such form that relate to such items); and

(e) The description of shares of Class A Common Stock contained in Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March 15, 2022 and any amendment or report filed with the Commission for the purpose of updating such description.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items), shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document
4.1
Amended and Restated Certificate of Incorporation of Finance of America Companies Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on April 7, 2021).

4.2	Amended and Restated Bylaws of Finance of America Companies Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on April 7, 2021).
4.3
First Amended Finance of America Companies Inc. Employee Stock Purchase Plan, dated August 15, 2022 (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the Commission on November 9, 2022).

4.4	Amendment No. 1 to the First Amended Finance of America Companies Inc. Employee Stock Purchase Plan, dated as of August 10, 2023.
23.1	Consent of BDO USA, P.A for Finance of America Companies Inc.
23.2	Consent of RSM US LLP for American Advisors Group.
24	Power of Attorney (included in the signature page to this Registration Statement).
107	Filing Fee Table.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Park City, State of Utah on this 18th day of August, 2023.

FINANCE OF AMERICA COMPANIES INC.

By:	/s/ Graham A. Fleming
Name:	Graham A. Fleming
Title:	Chief Executive Officer

POWER OF ATTORNEY
Each of the undersigned, whose signature appears below, hereby constitutes and appoints Brian L. Libman and Graham A. Fleming, and Lauren E. Richmond and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments(including post-effective amendments) hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated below on August 18, 2023.

/s/ Brian L. Libman	/s/ Graham A. Fleming
Brian L. Libman	Graham A. Fleming
Chairman of the Board of Directors	Chief Executive Officer
(Principal Executive Officer)

/s/ Johan Gericke	/s/ Tai A. Thornock
Johan Gericke	Tai A. Thornock
Chief Financial Officer	Chief Accounting Officer
(Principal Financial Officer)	(Principal Accounting Officer)

/s/ Norma C. Corio	/s/ Robert W. Lord
Norma C. Corio	Robert W. Lord
Director	Director

/s/ Tyson A. Pratcher	/s/ Lance N. West
Tyson A. Pratcher	Lance N. West
Director	Director